Exhibit 4.4

================================================================================


                           U.S. DIAGNOSTIC LABS INC.,

                                     Company

                                       and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                     Trustee


                                    INDENTURE


                           Dated as of March 29, 1996

                           =========================


                                   $57,500,000


                 9% Subordinated Convertible Debentures Due 2003



================================================================================

                                TABLE OF CONTENTS
                                                                           Page

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE.................................  1
    Section 1.1.     Definitions...........................................  1
    Section 1.2.     Other Definitions..................................... 10
    Section 1.3.     Incorporation by Reference of Trust Indenture Act..... 11
    Section 1.4.     Rules of Construction................................. 12

ARTICLE 2.

THE DEBENTURES............................................................. 12
    Section 2.1.     Form and Dating....................................... 12
    Section 2.2.     Execution and Authentication.......................... 14
    Section 2.3.     Registrar and Paying Agent............................ 14
    Section 2.4.     Paying Agent to Hold Money in Trust................... 15
    Section 2.5.     Holder Lists.......................................... 15
    Section 2.6.     Transfer and Exchange................................. 16
    Section 2.7.     Replacement Debentures................................ 22
    Section 2.8.     Outstanding Debentures................................ 23
    Section 2.9.     Treasury Debentures................................... 23
    Section 2.10.    Temporary Securities.................................. 23
    Section 2.11.    Cancellation.......................................... 24
    Section 2.12.    Defaulted Interest.................................... 25
    Section 2.13.    Deposit of Moneys..................................... 25

ARTICLE 3.

REDEMPTION................................................................. 25
    Section 3.1.     Notices to Trustee.................................... 25
    Section 3.2.     Selection of Debentures to be Redeemed................ 26
    Section 3.3.     Notice of Redemption.................................. 26
    Section 3.4.     Effect of Notice of Redemption........................ 27
    Section 3.5.     Deposit of Redemption Price........................... 27
    Section 3.6.     Debentures Redeemed in Part........................... 27

ARTICLE 4.

COVENANTS.................................................................. 28

Section 4.1.     Payment of Debentures...................................... 28
Section 4.2.     Stay, Extension and Usury Laws............................. 28
Section 4.3.     Continued Existence........................................ 28
Section 4.4.     Reports.................................................... 29
Section 4.5.     Maintenance of Consolidated Net Worth...................... 29
Section 4.6.     Limitation on Restricted Payments and Investments.......... 32
Section 4.7.     Taxes...................................................... 33
Section 4.8.     Change of Control.......................................... 33
Section 4.9.     Limitation on Dividend Restrictions Affecting Subsidiaries. 35
Section 4.10.    Limitation on Disqualified Stock........................... 35
Section 4.11.    Limitation on Debt......................................... 36
Section 4.12.    Limitation on Senior Indebtedness.......................... 37
Section 4.13.    Limitation on Additional Debt After Default................ 37
Section 4.14.    Limitation on Liens........................................ 37
Section 4.15.    Transactions with Related Persons.......................... 37
Section 4.16.    Limitation on Line of Business............................. 38
Section 4.17.    Compliance Certificate..................................... 38
Section 4.18.    Further Assurance to the Trustee........................... 39

ARTICLE 5.

SUCCESSORS.................................................................. 39
  Section 5.1.   When Company May Merge or Sell Assets...................... 39
  Section 5.2.   Successor Substituted...................................... 40

ARTICLE 6.

DEFAULTS AND REMEDIES....................................................... 40
  Section 6.1.   Events of Default.......................................... 40
  Section 6.2.   Acceleration............................................... 42
  Section 6.3.   Other Remedies............................................. 42
  Section 6.4.   Waiver of Existing and Past Defaults....................... 43
  Section 6.5.   Control by Majority........................................ 43
  Section 6.6.   Limitation on Suits........................................ 43
  Section 6.7.   Rights of Holders to Receive Payment....................... 44
  Section 6.8.   Collection Suit by Trustee................................. 44
  Section 6.9.   Trustee May File Proofs of Claim........................... 44
  Section 6.10.  Priorities................................................. 44
  Section 6.11.  Undertaking for Costs...................................... 45

ARTICLE 7.

TRUSTEE..................................................................... 45
  Section 7.1.   Duties of Trustee.......................................... 45
  Section 7.2.   Rights of Trustee.......................................... 46

Section 7.3.     Individual Rights of Trustee............................... 47
Section 7.4.     Trustee's Disclaimer....................................... 47
Section 7.5.     Notice of Defaults......................................... 47
Section 7.6.     Reports by Trustee to Holders.............................. 47
Section 7.7.     Compensation and Indemnity................................. 48
Section 7.8.     Replacement of Trustee..................................... 49
Section 7.9.     Successor Trustee by Merger. etc........................... 50
Section 7.10.    Eligibility; Disqualification.............................. 50
Section 7.11.    Preferential Collection of Claims Against Company.......... 50

ARTICLE 8.

DISCHARGE OF INDENTURE...................................................... 50
Section 8.1.     Termination of Company's Obligations....................... 50
Section 8.2.     Application of Trust Money................................. 52
Section 8.3.     Repayment to Company....................................... 52
Section 8.4.     Reinstatement.............................................. 52

ARTICLE 9.

AMENDMENTS.................................................................. 53
Section 9.1.     Without Consent of Holders................................. 53
Section 9.2.     With Consent of Holders.................................... 53
Section 9.3.     Compliance with Trust Indenture Act........................ 55
Section 9.4.     Revocation and Effect of Consents.......................... 55
Section 9.5.     Notation on or Exchange of Debentures...................... 55
Section 9.6.     Trustee Protected.......................................... 56

ARTICLE 10.

CONVERSION.................................................................. 56
Section 10.1.    Conversion Privilege........................................56
Section 10.2.    Conversion Procedure........................................56
Section 10.3.    Cash Payments in Lieu of Fractional Shares..................57
Section 10.4.    Adjustment of Conversion Price..............................58
Section 10.5.    Effect of Reclassification, Consolidation, Merger or Sale...61
Section 10.6.    Taxes on Shares Issued..................................... 62
Section 10.7.    Reservation of Shares; Shares to be Fully Paid;
                 Compliance with Government Requirements; Listing of
                 Common Stock............................................... 62
Section 10.8.    Responsibility of Trustee Requirements..................... 62
Section 10.9.    Notice to Holders Prior to Certain Actions................. 63

ARTICLE 11.

       SUBORDINATION........................................................ 64

Section 11.1.    Agreement to Subordinate................................... 64
Section 11.2.    Liquidation; Dissolution; Bankruptcy....................... 64
Section 11.3.    Company Not to Make Payment with Respect to Debentures in
                 Certain Circumstances...................................... 65
Section 11.4.    Acceleration of Debentures................................. 65
Section 11.5.    When Distribution Must Be Paid Over........................ 65
Section 11.6.    Notice by Company.......................................... 65
Section 11.7.    Subrogation................................................ 66
Section 11.8.    Relative Rights............................................ 66
Section 11.9.    Subordination May Not be Impaired by Company............... 66
Section 11.10.   Distribution of Notice to Representative................... 66
Section 11.11.   Rights of Trustee and Paying Agent......................... 67
Section 11.12.   Effectuation of Subordination by Trustee................... 68
Section 11.13.   Trust Moneys Not Subordinated.............................. 68

ARTICLE 12.

MISCELLANEOUS............................................................... 68
Section 12.1.   Trust Indenture Act Controls................................ 68
Section 12.2.   Notices..................................................... 68
Section 12.3.   Communication by Holders with Other Holders................. 69
Section 12.4.   Certificate and Opinion as to Conditions Precedent.......... 70
Section 12.5.   Statements Required in Certificate or Opinion of Counsel.... 70
Section 12.6.   Rules by Trustee and Agents................................. 70
Section 12.7.   Legal Holidays.............................................. 70
Section 12.8.   No Recourse Against Others.................................. 71
Section 12.9.   Counterparts................................................ 71
Section 12.10.  Governing Law............................................... 71
Section 12.11.  No Adverse Interpretation of Other Agreements............... 71
Section 12.12.  Successors.................................................. 71
Section 12.13.  Severability................................................ 71
Section 12.14.  Table of Contents, Headings, Etc............................ 72


                                    EXHIBITS

Exhibit A - Form of Debenture ...............................................A
Exhibit B - Transferee Letter of Representation .............................B

         INDENTURE dated as of March 29, 1996, between U.S. Diagnostic Labs Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9% Subordinated Convertible Debentures due March 31, 2003 (the "Debentures"):


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.               DEFINITIONS.

         "ACQUIRED DEBT" of any specified Person means Debt of any other Person existing at the time such other Person merges or consolidates with or into or becomes a Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other person becoming a Subsidiary of such specified Person.

         "AFFILIATE" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any Person who is a director or officer (a) of such specified Person, (b) of the parent or of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purpose of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar or any successor thereto.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of the Board duly authorized to act under the Indenture.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the Common Stock or Preferred Stock of such Person, including, without limitation, partnership and membership interests.

         "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation at any date shall be the capitalized amount shown on the balance sheet of such Person at such date as determined in accordance with GAAP.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any Person (as the term "person" is used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes the direct or indirect beneficial owner of shares of Capital Stock of the Company representing greater than 50% of the total voting power of all outstanding shares of Capital Stock of the Company entitled to vote in the election of directors under ordinary circumstances, (ii) the sale, transfer or other disposition of a majority of the assets of the Company or of the collective assets of the Company and its Subsidiaries, or
(iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the date of original issue of the Debentures, such shorter period as shall have commenced on the date of original issue), Continuing Directors cease for any reason to constitute a majority of the Board of Directors.

         "COMMON STOCK" as to any Person other than the Company, means the common equity (however designated), including, without limitation, partnership or membership interests, of such Person, and as to the Company, means the Common Stock, par value $.01 per share, or any successor class of common equity into or for which such Common Stock may hereafter be converted, exchanged or reclassified.

         "COMPANY" means U.S. Diagnostic Labs Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "COMPANY" shall mean such successor.

         "CONSOLIDATED NET INCOME" means, for any fiscal period, the Net Income of the Company and its Subsidiaries as the same would appear on a consolidated statement of earnings of the Company for such fiscal period prepared in accordance with GAAP, provided that (i) any extraordinary gain (but not loss) and any gain (but not loss) on sales of assets other than in the ordinary course of business, in each case together with any related provisions for taxes, realized during such period shall be excluded, (ii) the results of operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Net Income attributable to any Person other than a Subsidiary that is at least 50% owned by the Company shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Company or a Subsidiary of the Company during such period, (iv) any extraordinary charge or gain resulting from the repurchase of the Debentures shall be excluded, (v) the cumulative effect of a change in accounting principles based upon the implementation of a change required by the Financial Accounting Standards Board shall be excluded, (vi) any gain or loss, net of taxes, realized from the termination of any employee pension benefit plan shall be excluded, (vii) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders shall be excluded, (viii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Indenture, shall be excluded and (ix) any gain arising from the acquisition of any securities, or the extinguishment of any Debt of such Person shall be excluded.

         "CONSOLIDATED NET WORTH" means, at any date, the net stockholders' equity of the Company and its Subsidiaries as the same would appear on the consolidated balance sheet of the Company as at such date prepared in accordance with GAAP.

         "CONTINUING DIRECTORS" means any member of the Board of Directors who
(i) is a member of the Board of Directors on the date hereof or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of such members and members of the Board of Directors who were previously so nominated or elected.

         "CONVERSION AGENT" means the Trustee or any successor entity thereto.

         "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company, or if such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, such price as is determined by the Independent Directors in good faith.

         "DEBT" of any Person as of any date means and includes (without duplication) (i) the Principal of and premium, if any, in respect of indebtedness of such Person, contingent or otherwise, for borrowed money, including, without limitation, all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein or any services, if and to the extent such indebtedness would appear as a liability (other than a liability for accounts payable and accrued expenses incurred in the ordinary course of business) upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (ii) all obligations issued or contracted for as payment in consideration of the purchase by such Person of Capital Stock or a business or all or substantially all of the assets of another Person or as a result of a merger or a consolidation, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or similar instruments or reimbursement of letters of credit or similar instruments (whether or not such items would appear on the balance sheet of such Person),
(v) all net obligations of such Person in respect of interest rate protection and foreign currency hedging arrangements, (vi) all guarantees by such Person of items that would constitute Debt under this definition (whether or not such items would appear on such balance sheet), (vii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, but only to the extent such obligations arise on or prior to August 1, 2003, (viii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person and (ix) all Debt referred to in clauses (i) through
(viii) above of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien upon or with respect to such Property (including without limitation, accounts and contract rights) owned by the Person with respect to whom this definition is being applied, even though such Person has not assumed or become liable for the payment of such Debt. Debt issued at a discount from par shall be treated as if issued at par. The amount of Debt of any Person at any date shall be the outstanding balance on such date of all unconditional obligations as described above and the maximum determinable liability, upon the occurrence of the event or circumstances giving rise to the obligation, of any contingent obligations referred to in clauses (i), (iv), (vi), (vii), (vii) and
(ix) above at such date.

         "DEBT TO OPERATING CASH FLOW RATIO" means, as of any date of determination, the ratio of (i) (a) the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries as of such date on a consolidated basis plus (b) the aggregate par or stated value of all outstanding Preferred Stock of the Company and its Subsidiaries as reflected on the Company's most recent consolidated balance sheet prepared in accordance with GAAP (excluding any such Preferred Stock held by the Company or a wholly owned Subsidiary of the Company) or, if greater with respect to any class of Capital Stock which is Disqualified Stock, the aggregate redemption amount thereof as reflected on the Company's most recent consolidated balance sheet (excluding any such Disqualified Stock held by the Company or a wholly owned Subsidiary of the Company) to (ii) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ended immediately prior to such date, determined on a pro forma basis as set forth in
Section 4.11.

         "DEBENTURES CUSTODIAN" means, with respect to the Debentures issued in global form, the Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

         "DEFAULT" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Debentures issued in global form, the Person specified in Section 2.3 as the Depositary with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the provisions of this Indenture, and, thereafter "DEPOSITARY" shall mean or include such successor.

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof or mandatorily (except to the extent that such exchange or conversion right cannot be exercised or such mandatory conversion cannot occur prior to August 1, 2003) is, or upon the happening of an event or the passage of time would be, (a) required to be redeemed or repurchased by the Company or any of its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due prior to August 1, 2003 or (b) exchangeable or convertible into debt securities of the Company or any of its Subsidiaries at the option of the holder thereof or mandatorily, except to the extent such exchange or conversion right cannot be exercised or such mandatory conversion cannot occur prior to August 1, 2003.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FAIR MARKET VALUE" means, at any date as to any asset, Property or right (including, without limitation, Capital Stock, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the Trustee and that, if there is a Current Market Price for such item on such date, "FAIR MARKET VALUE" means such Current Market Price.

         "GAAP" means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

         "HOLDER" means a Person in whose name a Debenture is registered on the Register.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDEPENDENT DIRECTORS" means directors that (i) are not 5% or greater stockholders of the Company or the designee of any such stockholder; (ii) are not officers or employees of the Company, any of its Subsidiaries or of a stockholder referred to above in clause (i); (iii) are not Related Persons; and
(iv) do not have relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment in carrying out the responsibilities of the directors.

         "INTEREST PAYMENT DATE" means March 31 and September 30 of each year, commencing September, 1996.

         "INVESTMENT" means any loan or advance to any Person, any acquisition of any interest in any other Person, any capital contribution to any other person, or any other investment in any other Person, other than (a) advances to officers and employees in the ordinary course of business, (b) creation of receivables in the ordinary course of business and (c) negotiable instruments endorsed for collection in the ordinary course of business.

         "LEGAL HOLIDAY" means a Saturday, Sunday and any other day on which banking institutions in the state in which the principal corporate trust office of the Trustee are required or authorized by law or other governmental action to be closed.

         "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, charge, security interest, assignment, hypothecation, preference, priority deposit, conditional sale, capital lease or other encumbrance of any nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "NET INCOME" of any Person means the net income (or loss) of such Person, determined in accordance with GAAP, excluding, however, from the determination of Net Income any extraordinary gain (but not loss) and any gain (but not loss) upon the sale or other disposition (including, without limitation, dispositions pursuant to sale-leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of a Subsidiary of such Person.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 12.4 and
12.5 hereof.

         "OPERATING CASH FLOW" means, with respect to the Company and its Subsidiaries for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses on sales of assets other than in the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause
(i) above, plus (iii) to the extent deducted in calculating Consolidated Net Income, Total Interest Expense of the Company and its Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges (excluding any such non-cash charges to the extent that they require an accrual of or reserve for cash charges for any future periods) were deducted in calculating such Consolidated Net Income (including amortization of goodwill and other intangibles).

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PERMITTED DEBT" means (i) Debt evidenced by the Debentures in an aggregate principal amount not to exceed $57,500,000, (ii) Debt owed by the Company to any wholly-owned Subsidiary of the Company, provided that any such Debt is subordinate in right of payment to the Debentures or (iii) Debt owed by any wholly owned Subsidiary of the Company to the Company, provided that any such Debt is subordinate in right of payment to the Debentures, (iv) deferred income taxes as defined in accordance with GAAP, (v) Debt constituting inter-company payables or receivables between or among the company and its Subsidiaries incurred in the ordinary course of business and (vi) Refinancing Debt.

         "PERMITTED INVESTMENTS" means (i) Investments in the Company or in a Subsidiary of the Company; (ii) Investments by the Company or any Subsidiary of the Company in a Person who is not an Affiliate of the Company or who is an Affiliate of the Company but in which no Affiliate of the Company other than direct and indirect wholly owned Subsidiaries of the Company have made any Investment and in which no Related Person has made any Investment, if as a result of such Investment (a) such Person becomes or is a Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company, but only if the Company and such subject Subsidiary is in compliance with the provisions of Section 4.16 hereof immediately after such transaction; (iii) U.S. Government Obligations maturing within one year of the date of acquisition thereof; (iv) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank that is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $100,000,000; (v) repurchase agreements with respect to U.S. Government Obligations; (vi) Investments in commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investor Services, Inc. and maturing not more than 90 days from the date of the acquisition thereof; and (vii) money market funds investing principally in the investments described in clauses (iii), (iv) and (v) having total assets in excess of $1.0 billion.

         "PERMITTED LIENS" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) judgment or other similar Liens arising in connection with court proceedings, provided that (a) the execution or enforcement of each such Lien is effectively stayed within 30 days after entry of such judgment (or such judgment has been discharged within such 30 day period), the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted and the aggregate amount of the claims secured thereby does not exceed $1,000,000 at any time or (b) the payment of which is covered in full by insurance and the insurance company has not denied or contested coverage thereof; (v) Liens granted to secure Senior Indebtedness, (vi) Liens existing on Property of an entity at the time it becomes a Subsidiary of the Company or existing on property or assets of such entity at the time of the acquisition thereof by the Company or any or of its Subsidiaries, which Liens were not created or assumed in contemplation of, or in connection with, such entity becoming a Subsidiary of the Company or such acquisition, as the case may be, and which attach only to such property or assets, provided that the Debt secured by such Liens is not thereafter increased; (vii) Liens securing Refinancing Debt, provided that such Liens only extend to the property or assets securing the Debt being refinanced, such Refinancing Debt was previously secured by similar Liens on such property or assets and the Debt or other obligations secured by such Liens is not increased; (viii) any other Liens existing on the date of this Indenture and
(ix) the Liens created by this Indenture.

         "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, the class or classes or interests, including, without limitation, stock and share, partnership and membership interests (however designated) which are preferred as to the payments of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over interests of any other class of interests of such Person.

         "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

         "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

         "PURCHASE MONEY INDEBTEDNESS" means any Debt incurred or assumed by the Company or any Subsidiary of the Company, the proceeds of which is used by the Company or such Subsidiary to finance all or a portion of the purchase price of, or to reimburse the Company or such Subsidiary, as applicable, for the cost of purchasing, capital stock or assets (including, without limitation, capital stock, real estate, fixtures and equipment) and which Debt is secured only by the assets acquired therewith.

         "QUALIFIED STOCK" means Capital Stock of the Company that is not Disqualified Stock.

         "REFINANCING DEBT" means Debt that refunds, refinances or extends any Debentures, or other Debt existing on the date hereof or hereafter incurred by the Company or its Subsidiaries in accordance with the terms of this Indenture, but only to the extent that (i) such Refinancing Debt is subordinated to the Debentures to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) such Refinancing Debt is scheduled to mature either
(a) no earlier than the Debt being refunded, refinanced or extended or (b) after the maturity date of the Debentures, (iii) the portion, if any, of such Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Debentures (if not Senior Indebtedness) has a Weighted Average Life to Maturity at the time such Refinancing Debt is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Debentures, (iv) such Refinancing Debt (if not Senior Indebtedness) is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended, plus customary fees and expenses associated with a refunding, extension or refinancing and (v) such Refinancing Debt is incurred by the same Person that initially incurred the Debt being refunded, refinanced or extended, except that (a) the Company may incur such Refinancing Debt to refund, refinance or extend Debt of any wholly-owned Subsidiary of the Company and (b) any wholly-owned Subsidiary of the Company may incur such Refinancing Debt to refund, refinance or extend Debt of any other wholly owned Subsidiary of the Company.

         "RELATED PERSON" means an individual related to an officer, director or employee of the Company or any of its Affiliates which relation is by blood, marriage or adoption and not more remote than first cousin.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on (a) the Debt of the Company or any of its Subsidiaries which is provided by a bank that is not an Affiliate of the Company or by any state or local government or agency thereof, (b) Capitalized Lease Obligations, (c) Purchase Money Indebtedness and (d) amendments, renewals, extensions, modifications and refunding of any such Debt, whether any such Debt is outstanding on the date of this Indenture or hereafter created, incurred or assumed, unless, in any case, the instrument creating or evidencing any such Debt pursuant to which the same is outstanding provides that such Debt is not superior in right of payment to the Debentures.

         "SUBSIDIARY" of a specified Person on any date means another Person a majority of whose Capital Stock with voting power, under ordinary circumstances, entitling holders of such Capital Stock to elect the board of directors or other governing body, is at such date, directly or indirectly, owned by such specified Person and/or a Subsidiary or Subsidiaries of such specified Person.

         "TIA" means the Trust Indenture Act of 1939 (U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendments, to the TIA as so amended.

         "TOTAL INTEREST EXPENSE" means, for any period, the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases, but excluding amortization of debt and Preferred Stock issuance costs).

         "TRANSFER RESTRICTED SECURITIES" means Debentures that bear or are required to bear the legend set forth in Section 2.6(g) hereof.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter "TRUSTEE" shall mean such successor.

         "TRUST OFFICER" means any officer or corporate trust officer or assistant corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. GOVERNMENT OBLIGATIONS" means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged and (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt or Preferred Stock or portions thereof (if applicable) at any date, the number of years obtained by dividing (i) the then outstanding principal amount or liquidation amount of such Debt or Preferred Stock or portions thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of Principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 1.2.               OTHER DEFINITIONS.

         TERM                                                DEFINED IN SECTION

         "Agent Members" .............................................2.1
         "Bankruptcy Law".............................................6.1
         "Change of Control Date".....................................4.8

         "Change of Control Offer"..........................................4.8
         "Change of Control Notice".........................................4.8
         "Change of Control Payment"........................................4.8
         "Change of Control Payment Date"...................................4.8
         "Conversion Price"................................................10.1
         "Custodian"........................................................6.1
         "Deficiency Date"..................................................4.5
         "Deficiency Offer".................................................4.5
         "Deficiency Notice"................................................4.5
         "Deficiency Offer".................................................4.5
         "Deficiency Payment Date"..........................................4.5
         "Deficiency Repurchase Amount".....................................4.5
         "Definitive Securities"............................................2.1
         "Event of Default".................................................6.1
         "Global Security"..................................................2.1
         "Incur"...........................................................4.11
         "Paying Agent".....................................................2.3
         "Purchase Agreement"...............................................2.1
         "Reference Period"................................................4.11
         "Register".........................................................2.3
         "Registrar"........................................................2.3
         "Restricted Payment"...............................................4.6
         "Rule 144A"........................................................2.1

         SECTION 1.3.        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made part of this Indenture. Such provisions shall apply to this Indenture at all times, notwithstanding that at any time of from time to time this Indenture is not required to be qualified under the TIA.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Debentures;

         "INDENTURE SECURITY HOLDER" means a Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee;

         "OBLIGOR" on the Debentures means the Company and any successor obligor upon the Debentures.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.               RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules.


                                   ARTICLE 2.

                                 THE DEBENTURES

SECTION 2.1.               FORM AND DATING.

         The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Debenture shall be dated the date of its authentication. The terms of the Debentures set forth in Exhibit A are part of the terms of this Indenture. The Debentures are general unsecured obligations of the Company limited to $57,500,000 in the aggregate principal amount, subject to Section 2.7 hereof.

         (a) GLOBAL SECURITIES. The Debentures are being offered and sold by the Company pursuant to a Purchase Agreement, dated concurrently herewith, between the Company and Forum Capital Markets L.P. (the "Purchase Agreement").

         Debentures offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act "Rule 144A") in reliance on Rule 144A as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons and with the Global Securities Legend and, unless removed in accordance with Section 2.6(g) hereof, the Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to any Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) CERTIFICATED SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Debentures. Debentures offered and sold to Persons who are not "qualified institutional buyers" shall be issued in certificated Debentures in definitive, fully registered form without interest coupons, with the Restricted Securities Legend and, if such Person is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act), the Institutional Accredited Investor Legend, but without the Schedule of Exchanges of Global Security for Definitive Securities, set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such Definitive Securities to a "qualified institutional buyer," such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6 hereof.

         After a transfer of any Debentures during the period of the effectiveness of a registration statement under the Securities Act with respect to the Debentures, all requirements pertaining to legends on such Debentures will cease to apply, the requirements requiring any such Debentures issued to certain Holders be issued in global form will cease to apply, and a certificated Debenture without legends will be available to the transferee of the Holder of such Debentures upon exchange of such transferring Holder's certificated Debentures or directions to transfer such Holder's interest in the Global Security, as applicable.

SECTION 2.2.               EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

         If an Officer whose signature is on a Debenture no longer holds that office at the time such Debenture is authenticated, such Debenture shall nevertheless be valid.

         A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount stated in Paragraph 4 of the Debentures, upon a written order of the Company signed by an Officer to a Trust Officer directing the Trustee to authenticate the Debentures and certifying that all conditions precedent to the issuance of the Debentures contained herein have been complied with. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount, except as provided in Section 2.7 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to and at the expense of the Company to authenticate Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

SECTION 2.3.               REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Debentures (the "Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. If the Company fails to appoint or maintain itself or another entity as Registrar or Paying Agent, the Trustee shall act as such.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Security.

         The Company initially appoints the Trustee to act as Registrar and Paying Agent with respect to the Global Security.

SECTION 2.4.               PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.5.               HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, within five Business Days after such request a list in such form and as of such date as the Trustee may reasonably require, and which the Trustee may conclusively rely upon, of the names and addresses of Holders, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6.               TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

             (x) to register the transfer of the Definitive Securities; or

             (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

             i) shall be duly endorsed or accompanied by a written instruction of transfer in form and substance satisfactory to the Registrar duly executed by the Holder thereof or by his or her attorney, duly authorized in writing; and

             ii) in the case of Transfer Restricted Securities that are
                 Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Debentures); or

               (B) if such Transfer Restricted Security is being transferred to the Company or a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect (in the form set forth on the reverse of the Debentures); or

               (C)  if such Transfer Restricted Securities are being transferred
                    (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or
                    (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Debentures of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Debentures), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company, Trustee or Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto.

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                     i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

                     ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Debentures Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Security;

then the Trustee shall cancel such Definitive Security in accordance with
Section 2.11 hereof and cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of Debentures represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITY. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                     i) Any Person having a beneficial interest in a Global Security that is being exchanged or transferred pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
                           (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary, or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written order or such other form of instructions, and, in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in the form set forth on the reverse of the Debentures); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect from the transferor (in the form set forth on the reverse of the Debentures); or

               (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or
                    (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Debentures of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Debentures), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company, Trustee or Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause
                    (x), a signed letter in substantially the form of Exhibit B hereto;

                           then the Trustee or the Debentures Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.2 hereof, the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                     ii) Definitive Debentures issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from the Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Debentures are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITY. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.6(f)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                     i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a qualified successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                     ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate, in accordance with Section 2.2 hereof, requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

         (g)         LEGENDS.

                     i) Except as permitted by the following paragraph (ii), each Debenture certificate evidencing the Global Securities and the Definitive Securities (and all Debentures issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                     "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                     (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                     "THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                     ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
                                    (i) above (such sales or transfers being subject only to the provisions of Section 2.6(e)); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Debentures).

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE SECURITIES.

               i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and a Global Security at the Registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

               (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Debenture during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase or redeem Debentures or the 15 day period preceding an Interest Payment Date.

               (iv) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent, the Registrar or any co- registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of Principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

         (j)         NO OBLIGATION OF THE TRUSTEE.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among the Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.               REPLACEMENT DEBENTURES.

         If any mutilated Debenture is surrendered to the Trustee, the Registrar or Debentures Custodian, or if the Holder of a Debenture claims that such Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Company may charge the Holder for its expenses in replacing a Debenture.

         Every replacement Debenture is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.8.               OUTSTANDING DEBENTURES.

         The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate holds the Debenture.

         If a Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         If the principal amount of any Debenture is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) segregates and holds interest, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay Debentures payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.               TREASURY DEBENTURES.

         In determining whether the Holders of the required aggregate principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures as to which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.              TEMPORARY SECURITIES.

         (a) Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by an Officer and delivered or cause to be delivered to a Trust Officer. Temporary Debentures shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Debentures. Without unreasonable delay, the

Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company signed by two Officers which shall specify the amount of the temporary Debentures to be authenticated and the date on which the temporary Debentures are to be authenticated, Definitive Securities in exchange for temporary Debentures.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after such notice or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee located in New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Debentures of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Debenture delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(b) bear the restricted securities legend set forth in Exhibit A hereto.

         (d) Subject to the provisions of Section 2.10(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

         (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee, at the Company's expense, a reasonable supply of certificated Debentures in definitive, fully registered form without interest coupons.

SECTION 2.11.              CANCELLATION.

         The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange Act) shall be delivered to the Company unless, by a written order, signed by an Officer, the Company shall direct that cancelled Debentures be returned to it. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.              DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Debentures, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment such money when deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as in this subsection provided.

SECTION 2.13.              DEPOSIT OF MONEYS.

         Prior to 10:00 a.m. New York City time on each Interest Payment Date and the maturity date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.


                                   ARTICLE 3.

                                   REDEMPTION

SECTION 3.1.               NOTICES TO TRUSTEE.

         If the Company elects to redeem Debentures pursuant to the optional redemption provisions of paragraph 5 of the Debentures, it shall notify the Trustee of the redemption date, the principal amount of Debentures to be redeemed and the redemption price at least 15 days prior to mailing any notice of redemption to the Holders (unless the Trustee consents to a shorter period). Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

         The Company shall give notice to the Holders of any redemption pursuant to this Article 3 at least 30 days but not more than 60 days before the redemption date. If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.2.               SELECTION OF DEBENTURES TO BE REDEEMED.

         If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are quoted or listed or, if the Debentures are not quoted or listed, on a pro rata basis, by lot or by such other method that complies with applicable legal requirements and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Debentures outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Debentures that have denominations larger than $1,000. Debentures and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be called for redemption.

SECTION 3.3.               NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause the Trustee to mail a notice of redemption by first class mail to each Holder whose Debentures are to be redeemed.

         The notice shall identify the Debentures to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued;

               (d) the Conversion Price;

               (e) the name and address of the Paying Agent and Conversion
Agent;

               (f) that Debentures called for redemption may be converted at any time before the close of business on the redemption date, in accordance with
Article 10;

               (g) that Holders who want to convert Debentures must satisfy the requirements in paragraph 8 of the Debentures;

               (h) that unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture, Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

               (i) that interest on Debentures called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

SECTION 3.4.               EFFECT OF NOTICE OF REDEMPTION.

         Notice of redemption shall be deemed to be given when mailed in accordance with Section 3.3 to each Holder at its last registered address, whether or not the Holder receives such notice. Once notice of redemption is so mailed, Debentures called for redemption become due and payable on the redemption date at the redemption price set forth in the Debentures. A notice of redemption may not be conditional. Upon surrender to the Trustee or the Paying Agent, such Debentures called for redemption shall be paid at the redemption price, plus accrued but unpaid interest thereon to the redemption date. If the redemption date is after an Interest Payment Date but prior to the next succeeding regular interest payment record date, interest with respect to any Debenture converted after delivery of the related notice of redemption shall be paid to the Holder so converting for the period from the last Interest Payment Date to the date of such conversion. If the redemption date is after a regular interest payment record date and on or prior to the related Interest Payment Date, interest with respect to any Debenture converted after delivery of the related notice of redemption shall be paid to Holders of record on such record date.

SECTION 3.5.               DEPOSIT OF REDEMPTION PRICE.

         On or before 10:00 a.m. New York City time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest (if payable thereon) on all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted; provided, however, that any such deposit shall be a payment in respect of the Debentures and shall be subject to the provisions of Article 11 hereof and shall be permitted only if payment would be permitted under Article 11 hereof. The Trustee or the Paying Agent shall return to the Company any money not required for the purpose of paying such redemption price and accrued interest.

SECTION 3.6.         DEBENTURES REDEEMED IN PART.

         Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

                                   ARTICLE 4.

                                   COVENANTS

SECTION 4.1.         PAYMENT OF DEBENTURES.

         The Company shall pay the Principal of and interest on the Debentures on the dates and in the manner provided in the Debentures or pursuant to this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary of the Company) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all Principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal at the rate borne by the Debentures and (ii) overdue installments of interest at the same rate.

SECTION 4.2.         STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.3.         CONTINUED EXISTENCE.

         Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate existence of its Subsidiaries and will refrain or cause its Subsidiaries to refrain from taking any action that would cause its corporate existence or the corporate existence of any of its Subsidiaries to cease, including without limitation any action that would result in the liquidation, winding up or dissolution or it or any of its Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any Subsidiary if the Board of Directors (including a majority of the Independent Directors) shall determine, as evidenced by minutes of a meeting signed by the Secretary of the Company or by a consent of directors in writing filed with the Company's records of corporate proceedings, that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof to the Company taken as a whole is not disadvantageous in any material respect to the Holders.

SECTION 4.4.         REPORTS.

         (a) So long as any of the Debentures remain outstanding, the Company shall prepare and deliver to the Trustee for delivery to the Holders copies of quarterly and annual financial information that the Company is, or had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act would have been, required to file with the SEC pursuant to the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         (b) The financial information to be distributed to the Holders shall be mailed by the Trustee to the Holders at their addresses in the Register within 15 days after receipt by the Trustee of such financial information. The Company shall deliver such financial information to the Trustee within 15 days after it is filed with the SEC if it is required to be so filed, but in no event later than 90 days after the end of the Company's fiscal year, in the case of annual financial information, or later than 45 days after the end of each of the first three quarters of each such fiscal year, in the case of quarterly financial information; provided, however, that the Trustee's only obligation is to mail the financial information that it receives from the Company to the Holders. The Trustee shall be under no obligation to obtain any such financial information from the Company or review any financial information provided by the Company for distribution to Holders in accordance with this Section 4.4.

         (c) The Company shall make such financial information described in
Section 4.4(a) available to prospective purchasers of the Debentures.

         (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.4.

SECTION 4.5.         MAINTENANCE OF CONSOLIDATED NET WORTH.

         (a) The Company is required to maintain a Consolidated Net Worth of at least $18.0 million. If the Company's Consolidated Net Worth is less than $18.0 million at the end of any fiscal quarter, the Company shall furnish to the Trustee an Officer's Certificate within 45 days after the end of such fiscal quarter (90 days after the end of any fiscal year) notifying the Trustee that the Company's Consolidated Net Worth has declined below $18.0 million. If, at any time or from time to time, the Company's Consolidated Net Worth at the end of each of any such two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a "Deficiency Date") is less than $18.0 million, then the Company shall, in each such event, no later than 50 days after each Deficiency Date (100 days if such Deficiency Date is also the end of the Company's fiscal year), mail to the Trustee and each Holder at such Holder's last address as it appears on the Debenture Register a notice (the "Deficiency Notice") of the occurrence of such deficiency, which shall include an offer by the Company (the"Deficiency Offer") to repurchase up to 12.5% of the aggregate principal amount of Debentures originally issued (or such lesser amount as may be outstanding at the time of the Deficiency Notice) (the "Deficiency Repurchase Amount") at a repurchase price equal to 100% of the principal amount of the Debentures repurchased plus accrued but unpaid interest, if any, to the date of purchase as described below. The failure to maintain a Consolidated Net Worth of at least $18.0 million as of the end of any fiscal quarter will not be counted toward the making of more than one Deficiency Offer.

           (b) The Deficiency Notice shall state:

               (i) that a net worth deficiency has occurred;

               (ii) that the Company is offering to repurchase the Deficiency Repurchase Amount;

               (iii) the repurchase price and the Conversion Price then in effect;

               (iv) the expiration date of the Deficiency Offer, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed;

               (v) the date such purchase shall be effected, which shall be no later than 20 days after the expiration date of the Deficiency Offer (the "Deficiency Payment Date");

               (vi) that Debentures not accepted for payment pursuant to the Deficiency Offer shall continue to accrue interest;

               (vii) that, unless the Company defaults in payment of the Deficiency Repurchase Amount, all Debentures accepted for payment pursuant to the Deficiency Offer shall cease to accrue interest after the Deficiency Payment Date;

               (viii) that if any Debenture is repurchased in part, a new Debenture or Debentures in principal amount equal to the unrepurchased portion will be issued;

               (ix) the name and address of the Paying Agent;

               (x) that Debentures to be repurchased must be surrendered to the Paying Agent to collect the repurchase price; and

               (xi) any other information required by applicable law to be included therein and any other procedures that a Holder must follow to have Debentures repurchased in such Deficiency Offer.

         (c) The Deficiency Offer shall remain open until the close of business on the last day of the Deficiency Offer. If the Deficiency Payment Date is after an Interest Payment Date but prior to the next succeeding regular interest payment record date, interest with respect to any Debenture converted after delivery of the related Deficiency Notice shall be paid to the Holder so converting for the period from the last Interest Payment Date to the date of such conversion. If the Deficiency Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, accrued interest through such Interest Payment Date will be paid to each Person in whose name a Debenture repurchased in the Deficiency Offer is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Debentures pursuant to such Deficiency Offer. The Company will comply with all applicable securities laws and regulations in connection with each Deficiency Offer.

         (d) On or before each Deficiency Payment Date, the Company shall, to the extent lawful, purchase the Deficiency Repurchase Amount of Debentures or, if less than the Deficiency Repurchase Amount has been delivered for repurchase, all Debentures delivered for repurchase in response to the Deficiency Offer. If the aggregate principal amount of Debentures delivered for repurchase exceeds the Deficiency Repurchase Amount, the Company will purchase the Debentures delivered to it pro rata (in $1,000 increments only) among the Debentures delivered based on the relative principal amount of Debentures owned by the Holders delivering Debentures for repurchase. The Company may credit against the principal amount of Debentures to be repurchased in any Deficiency Offer 100% of the principal amount (excluding premium) of Debentures acquired by the Company subsequent to the Deficiency Date and prior to the related Deficiency Payment Date through purchase (otherwise than pursuant to this provision or a Change of Control Offer), optional redemption, conversion or exchange and surrendered for cancellation. In addition, on or before such Deficiency Payment Date, the Company shall:

                     (i) if the Company appoints a Depositary or Paying Agent, deposit with such Depositary or Paying Agent money sufficient to pay the repurchase price of all Debentures or portions thereof so accepted; and

                     (ii) deliver or cause the Depositary or Paying Agent to deliver an Officers' Certificate stating such Debentures or portion thereof accepted for payment by the Company in accordance with the terms of this Section 4.5.

         (e) Not later than two Business Days prior to the Deficiency Payment Date, the Company shall provide the Trustee with written notice of whether the Company elects to credit any Debentures against its obligation to repurchase Debentures as provided above and shall set forth the amount of such credit and the basis therefor (including identification of any previously cancelled Debentures not theretofore credited). Such notice shall be accompanied by any Debentures required to be delivered to the Trustee for cancellation, as provided above, in order to be credited against the Company's obligation to purchase Debentures hereunder.

         (f) The Depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than five Business Days after the Deficiency Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Debenture equal in principal amount to any unrepurchased portion of the Debenture surrendered. Any Debentures not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 4.6.         LIMITATION ON RESTRICTED PAYMENTS AND INVESTMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any distribution or dividend on or in respect of any class of its Capital Stock (except dividends or distributions payable by wholly owned Subsidiaries of the Company and dividends or distributions payable in Qualified Stock of the Company or in options, warrants or other rights to purchase Qualified Stock of the Company); (ii) purchase, repurchase, prepay, redeem, defease or otherwise acquire or retire for value (other than in Qualified Stock of the Company or in options, warrants or other rights to purchase Qualified Stock of the Company) any Capital Stock in the Company or any of its Subsidiaries (other than a wholly owned Subsidiary of the Company); (iii) make or permit any Subsidiary to make an Investment (other than Permitted Investments) in, or payment on a guaranty of any obligation of, any Person; or (iv) repay, prepay, redeem, defease, retire or refinance, prior to scheduled maturity or scheduled sinking fund payment, any other Debt which is pari passu with, or subordinate to, the Debentures (other than by the payment of Qualified Stock of the Company or of options, warrants or other rights to purchase Qualified Stock of the Company), except, in the case of this clause
(iv), if the proceeds used for such repayment, prepayment, redemption, defeasance, retirement or refinancing are generated from the issuance of Refinancing Debt (any such declaration, payment, distribution, purchase, repurchase, prepayment, redemption, defeasance or other acquisition or retirement or Investment referred to in clauses (i) through (iv) above being hereinafter referred to as a "Restricted Payment"); unless at the time of and after giving effect to a proposed Restricted Payment (the value of any such payment, if other than cash, as determined by the Board of Directors, including the affirmative vote of the Independent Directors, whose determination shall be conclusive and evidenced by a board resolution) (a) no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing, (b) the Company could incur an additional $1.00 of Debt pursuant to the provisions of Section 4.11 and (c) the stockholders' equity of the Company as the same would appear on the consolidated balance sheet of the Company as at the end of the most recent fiscal quarter of the Company preceding such Restricted Payment, less the amount of any such Restricted Payments made since the date of such consolidated balance sheet, would not be less than $18.0 million. The making of a Permitted Investment pursuant to this Section 4.6 shall not constitute a waiver by the Holders of the Company's obligations with respect to any other covenant contained in this Indenture.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.6 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.7.         TAXES.

         The Company shall, and shall cause each of its Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.8.         CHANGE OF CONTROL.

         (a) In the event of a Change of Control, then the Company shall give or cause to be given written notice (the "Change of Control Notice") to all Holders, the Trustee and the Paying Agent of such event and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change of Control Offer") all then outstanding Debentures at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. The Change of Control Notice shall be mailed and the Change of Control Offer shall be made not more than 30 days following the date of the Change of Control (the "Change of Control Date"), unless the Company has previously mailed a notice of optional redemption by the Company of all of the Debentures in accordance with this Indenture, to each Holder at such Holder's last address set forth in the Register by first class mail. The Change of Control Notice shall set forth:

               (i) that a Change of Control has occurred and, unless the Debentures are subject to a notice of optional redemption described above, that the Company is offering to repurchase all of the outstanding Debentures;

               (ii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma income, cash flow and capitalization of the Company after giving effect to such Change of Control);

               (iii) the repurchase price (the "Change of Control Payment");

               (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Notice is mailed;

               (v) the date such purchase shall be effected, which shall be no later than 30 days after the expiration date of the Change of Control Offer (the "Change of Control Payment Date");

               (vi) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (vii) the Conversion Price;

               (viii) the name and address of the Paying Agent and the Conversion Agent;

               (ix) that Debentures must be surrendered to the Paying Agent to collect the Change of Control Payment; and

               (x) any other information required by applicable law to be included therein and any other procedures that a Holder must follow in order to have Debentures repurchased.

         (b) The Change of Control Offer shall remain open until the close of business on the last day of the Change of Control Offer. If the Change of Control Payment Date is after a regular Interest Payment Date but prior to the next succeeding regular interest payment record date, interest with respect to any Debenture converted after delivery of the related notice of the Change of Control Offer shall be paid to the Holder so converting for the period from the last Interest Payment Date to the date of such conversion. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, accrued interest through such Interest Payment Date will be paid to each Person in whose name a Debenture repurchased in the Change of Control Offer is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Debentures pursuant to the Change of Control Offer.

         (c) In the event that the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of and Rule 14e-1 under the Exchange Act.

         (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:
               (i) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer;

               (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so accepted; and

               (iii) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers'
               Certificate stating the Debentures or portions thereof tendered to the Company.

         (e) The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail to each Holder of Debentures so accepted payment in an amount equal to the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered by such Holder, if any; provided, that each such new Debenture shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of all repurchases pursuant to this Section
4.8 on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.9.      LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to
(a) pay to the Company dividends or make to the Company any other distribution on its Capital Stock, (b) pay any Debt owed to the Company or any of the Company's Subsidiaries, (c) contribute capital or make loans or advances to the Company or any of the Company's Subsidiaries or (d) transfer any of its property or assets to the Company or any of the Company's Subsidiaries, other than such encumbrances or restrictions existing or created under or by reason of (i) applicable law, (ii) this Indenture, (iii) covenants or restrictions contained in any instrument governing Debt of the Company or any of its Subsidiaries existing on the date of this Indenture, or covenants or restrictions in any loan documents relating to Senior Indebtedness incurred after the date hereof, provided that in the absence of a default under any such loan documents, no such restriction shall prevent a Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payments on the Debentures as and when due, (including pursuant to any Change of Control Offer or Deficiency Offer), (iv) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of its Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (v) any agreement governing Debt of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in connection with or in contemplation thereof), which encumbrances or restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person so acquired, (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of this Indenture for the sale or disposition of Capital Stock or property or assets of such Subsidiary, pending the closing of such sale or disposition or (vii) any Refinancing Debt; provided, however that the encumbrances or restrictions contained in the agreements governing any such Refinancing Debt shall be no more restrictive than the encumbrances or restrictions set forth in the agreements governing the Debt being refinanced as in effect on the date of this Indenture.

SECTION 4.10.        LIMITATION ON DISQUALIFIED STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to, issue any shares of Disqualified Stock.

SECTION 4.11.        LIMITATION ON DEBT.

         The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Debt other than Permitted Debt unless at the time of such incurrence and after giving pro forma effect thereto (x) the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is 6.5:1 or less, (y) the Consolidated Net Worth of the Company is in excess of $18.0 million and (z) such Debt would otherwise be permissible under the terms of this Indenture. In addition, any Debt incurred by the Company or any of its Subsidiaries (other than Senior Indebtedness, Acquired Debt or Debt which would qualify as Purchase Money Indebtedness but for the fact the same is not secured by a Lien on the assets acquired with the proceeds of such
Debt) shall have a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes. With respect to any revolving line of credit, (A) the full amount of available borrowing thereunder will be deemed to have been incurred at the time such line of credit is established and (B) each advance thereunder shall be deemed to be a separate issuance of Debt, except that for purposes of evaluating whether each advance under any such line of credit is in compliance with this Section 4.11, only the then outstanding amount of borrowings under such line of credit (as opposed to the full amount of available borrowings thereunder) will be deemed to be outstanding Debt.

         A calculation of the Debt to Operating Cash Flow Ratio as required by this Section 4.11 shall be made, in each case, for the period of four full consecutive fiscal quarters next preceding the date on which Debt is proposed to be incurred ("Reference Period"). In addition, for purposes of the pro forma calculations required to be made above, (i) (x) the amount of Debt to be incurred (plus all other Debt previously incurred during such Reference Period), and the amount (valued at its liquidation value and including any accrued but unpaid dividends) of Disqualified Stock to be issued (plus all other Disqualified Stock previously issued during such Reference Period) will be presumed to have been incurred or issued on the first day of such Reference Period and (y) the amount of any Debt redeemed, refinanced or repurchased with the proceeds of the Debt referred to in clause (x) will be presumed to have been redeemed, refinanced or repurchased on the first day of such Reference Period,
(ii) if any Asset Disposition occurred during such Reference Period, the calculations included in the computation of the Debt to Operating Cash Flow Ratio shall be adjusted to give effect to such Asset Disposition on a pro forma basis as if such Asset Disposition had occurred on the first day of such Reference Period, (iii) if an acquisition of a business or entity occurred during such Reference Period, the calculations included in the computation of the Debt to Operating Cash Flow Ratio will be adjusted to give effect to such acquisition on a pro forma basis as if such acquisition had occurred on the first day of such Reference Period and (iv) if such new Debt is being incurred in connection with an acquisition, pro forma effect will be given to the operating cash flow or losses attributable to the assets or business so acquired, excluding extraordinary gains or losses related thereto. It shall not be a condition to the incurrence of Debt that the Company deliver a copy of such calculation to the Trustee.

SECTION 4.12.        LIMITATION ON SENIOR INDEBTEDNESS

         The Company shall not issue or incur any Debt (other than Senior Indebtedness (including Refinancing Debt incurred to refinance any such Debt)) unless such Debt shall be subordinate or rank pari passu in right of payment to the Debentures. The Company shall not permit any of its Subsidiaries to issue or incur any Debt (other than Senior Indebtedness (including Refinancing Debt incurred to refinance any such Debt)) unless such Debt shall provide that such Debt shall be subordinate or rank pari passu in right of payment to distributions and dividends from such Subsidiary to the Company in an amount sufficient to satisfy the Company's obligations under the Debentures to at least the same extent that the Debentures are subordinate to Senior Indebtedness.

SECTION 4.13.        LIMITATION ON ADDITIONAL DEBT AFTER DEFAULT.

         The Company shall not, and shall not permit any of its Subsidiaries to, incur any additional Debt, other than (i) Permitted Debt which is subordinate to the Debentures or (ii) Debt utilized to cure the Default, provided the incurrence of such Debt is not prohibited by the other limitations of this Indenture.

SECTION 4.14.        LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien (other the Permitted Liens) upon or with respect to any of the Property of the Company or any such Subsidiary, whether owned on the date of this Indenture or hereafter acquired, or on any income or profits therefrom, to secure any Debt which is pari passu with or subordinate in right of payment to the Debentures unless payment of the Debentures is secured ratably therewith.

SECTION 4.15.        TRANSACTIONS WITH RELATED PERSONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with (a) any beneficial owner of 5% or more of the outstanding voting securities of the Company (determined in accordance with Section 13(d) of the Exchange Act) at the time of such transaction, (b) any officer, director or employee of the Company, of any of its Subsidiaries or any such beneficial owner of 5% or more of the outstanding voting securities of the Company as described in clause (a) above or (c) any Related Persons, unless such transaction or series of related transactions (i) involves an amount of $250,000 or less or (ii) (A) is on terms that are no less favorable to the Company or any such Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party and (B)
(x) if such transaction or series of related transactions involve aggregate payments in excess of $400,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction complies with clause (ii)(A) above and such transaction or series of transactions is approved by a majority of the Board of Directors of the Company including the approval of each of the Independent Directors or (y) if such transaction or series of related transactions involve aggregate payments in excess of $1.5 million, the Company obtains an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm, appraisal firm or accounting firm, in each case of national standing.

         Notwithstanding the foregoing, this provision will not apply to (i) any transaction entered into in the ordinary course of business among the Company and wholly-owned Subsidiaries of the Company, (ii) the payment of compensation and provision of benefits to officers and employees of the Company and loans and advances to such officers and employees in the ordinary course of business, or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise (including the grant of stock options or similar rights to officers, employees and directors of the Company or any Subsidiary) pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or other benefit plans approved by the Independent Directors, and (iii) transactions with any Person who is a director of the Company or of any of its Subsidiaries, and, who is not (a) the beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) or (b) an officer or employee of the Company, of any of its Subsidiaries or of any such beneficial owner of 5% or more of the outstanding voting securities of the Company (as determined in accordance with Section 13(d) under the Exchange Act) at the time of such transaction.

SECTION 4.16.        LIMITATION ON LINE OF BUSINESS.

         For so long as any Debentures are outstanding, the Company and its Subsidiaries will engage solely in the acquisition, operation and management of multi-modality diagnostic imaging centers and other medical service facilities.

SECTION 4.17.        COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter of the Company other than the last fiscal quarter of the Company's fiscal year and within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest, if any, on the Debentures are prohibited.

         The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, within five Business Days after becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other instrument of Debt to which Section 6.1(d) applies, an Officers' Certificate specifying such Default, Event of Default or default, describing its status and what action the Company is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 4 or
Article 5, or if any such violation has occurred, specifying the nature and, if known, the period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

SECTION 4.18.        FURTHER ASSURANCE TO THE TRUSTEE.

         The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the provisions of this Indenture.


                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.1.         WHEN COMPANY MAY MERGE OR SELL ASSETS.

         The Company shall not consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, without the consent of each Holder, unless:

         (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture including, without limitation, conversion rights in accordance with Article 11 hereof;

         (b) immediately before and immediately after giving effect to the transaction on a pro forma basis (and treating any Debt not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such merger, consolidation, conveyance, transfer, sale or lease as having been incurred at the time of such merger, consolidation, conveyance, transfer, sale or lease) no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction, the Debentures and this Indenture (as supplemented by such supplemental indenture) will be a valid and enforceable obligation of the Company or such successor;

         (d) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption such transaction occurred on the first day of the four quarter fiscal quarter period immediately prior to the consummation of such transaction, with the appropriate adjustments with respect to such transaction being included in such pro forma calculations), the Company (or such successor) could incur $1.00 of additional Debt (other than Permitted
Debt) under Section 4.11; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

SECTION 5.2.         SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however that in the case of a sale, lease, conveyance or other disposition the Company shall not be released from the obligation to pay the Principal of and interest on the Debentures.


                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.1.         EVENTS OF DEFAULT.

         The following shall constitute an "Event of Default":

               (a) failure to pay Principal on any Debenture when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer, Deficiency Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

               (b) failure to pay any interest on any Debenture when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

               (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 60 days after written notice as provided in this Indenture;

               (d) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of Principal of and/or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $1 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in this Indenture;

               (e) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (i) commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or
                  for all or substantially all of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

                    (iv) makes a general assignment for the benefit of its
                  creditors, or

                    (v) generally is unable to pay its debts as the same become due;

               (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case,

                    (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of its property, or

                    (iii) orders the liquidation of the Company or any
                  Subsidiary of the Company,

and, in each case, the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law.

         A Default under clause (c) (other than a Default under Section 5.1, which Default shall be an Event of Default with the notice but without the passage of time specified in this Section 6.1) or (d) shall not be not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures notify the Company and the Trustee of the Default and the Company does not cure the Default under such clause (c) within 60 days after receipt of the notice, or under clause (d) within 10 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2.         ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures by notice to the Company and the Trustee, may declare the unpaid Principal of and accrued interest on all the Debentures then outstanding to be due and payable. Upon any such declaration, the Principal and interest shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes then outstanding and
(ii) the principal of and premium, if any, on the Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (b)the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. No such recision shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.         OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.         WAIVER OF EXISTING AND PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the Principal of, or the interest on, any Debenture or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.         CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.6.         LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

                    (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                    (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures make a request to the Trustee to pursue the remedy;

                    (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                    (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.         RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of Principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to bring suit for the enforcement of the right to convert the Debenture shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.         COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid on the Debentures and interest on overdue Principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.         TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Except as provided in this Indenture, nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.        PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under Section 6.8 or 7.7;

         Second:  to holders of Senior Indebtedness to the extent required by
                  Article 11;

         Third: to Holders for amounts due and unpaid on the Debentures for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for Principal and interest, respectively; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

         At least 15 days before the record date, the Company shall mail to the Trustee and each Holder (at such Holder's address as it appears on the Register), a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.        UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Debentures or any suit for the enforcement of the right to convert any Debenture in accordance with Article 10 hereof.


                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.1.         DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)         Except during the continuance of an Event of Default:

                     (i) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

                     (ii) In the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                   (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                   (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA, paragraphs (a), (b), (c) and
(e) of this Section 7.1 and Section 7.2.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds held in trust except to the extent required by law.

SECTION 7.2.         RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice, to examine the books and records and premises of the Company, personally or by agent, authorized representative or attorney.

         (b) Before the Trustee acts or refrains from acting pursuant to the terms of the Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the willful misconduct or gross negligence of any Agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred by this Indenture.

SECTION 7.3.         INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

SECTION 7.4.         TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Debentures other than its authentication.

SECTION 7.5.         NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Debenture under Section 6.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA, which proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.6.         REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each March 31, commencing March 31, 1997, the Trustee shall mail to Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Debentures are listed or quoted. The Company shall notify the Trustee when the Debentures are listed on any stock exchange or quoted on any market.

SECTION 7.7.         COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee (in its capacities as Trustee, Debentures Custodian, Conversion Agent, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its gross negligence, willful misconduct or bad faith.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold each of such Persons harmless against, any claim, demand, expense (including but not limited to disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by any of them without negligence or bad faith on such Person's part, arising out of or in connection with the administration of this trust and the rights or duties of the Trustee hereunder including the costs and expenses of such Person's in defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee shall have the right to select separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonable withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through willful conduct, gross negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Debentures.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture.

SECTION 7.8.         REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                   (a) the Trustee fails to comply with Section 7.10;

                   (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                   (c) a Custodian or public officer takes charge of the Trustee or its property; or

                   (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee is not appointed or does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section

7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.9.         SUCCESSOR TRUSTEE BY MERGER. ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.        ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $10 million. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9). The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Debentures.

SECTION 7.11.        PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor of the Debentures.


                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.1.         TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.3 shall survive) when all outstanding Debentures theretofore authenticated and issued (other than destroyed, lost or stolen Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company shall be discharged from all of its obligations under Section 2.13 and Sections 4.3 through 4.18 while the Debentures remain outstanding if all outstanding Debentures will become due and payable at their scheduled maturity within one year and the following conditions have been satisfied:

         (a) the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds specifically pledged as security for, and dedicated solely for, such purpose, (i) money in an amount, (ii) non-callable U.S. Government Obligations which through the payment of Principal and interest in accordance with their terms (without the reinvestment of such interest or Principal) will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient with respect to clauses (ii) and (iii) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay the Principal and discharge each installment of interest on the outstanding Debentures, together with all other amounts payable by the Company under this Indenture;

         (b) no Default or Event of Default with respect to the Debentures has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit or at any time during the period ending on the 121st day after the date of such deposit, as evidenced to the Trustee by an Officer's Certificate delivered to the Trustee concurrently with such deposit;

         (c) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and is not prohibited by Article 11, as evidenced to the Trustee by an Officers' Certificate delivered to the Trustee concurrently with such deposit;

         (d) the Company has delivered to the Trustee a private Internal Revenue Service ruling or an Opinion of Counsel that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

         (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

         (f) the Company has delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company has delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

         (h) 121 days pass after the deposit is made and during such 121 day period no event or circumstances shall occur and be continuing at the end of such period that would prevent the Company from making payments of the Principal and interest on the Debentures; and

         (i) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the discharge of such provisions of the Indenture have been complied with. Notwithstanding the foregoing, the

Company's obligations to pay Principal and interest on the Debentures shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (d) above is provided.

         If the Company exercises such option to discharge such provisions of the Indenture, payment of the Debentures may not be accelerated because of an event of default specified in Sections 6.1(c) with respect to the failure to perform any of the covenants set forth in Section 2.13 and Section 4.3 through 4.18, or Section 6.1(d).

         After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations specified above under this Indenture.

SECTION 8.2.         APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal and interest on the Debentures. Money and securities so held in trust are not subject to Article 11.

SECTION 8.3.         REPAYMENT TO COMPANY.

         Subject to Section 7.7, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of Principal or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.4.         REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however that if the Company makes any payment of interest on or Principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.1.         WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Debentures without the consent of any Holder:

               (a) to cure any ambiguity, defect or inconsistency; provided, that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder;

               (b) to comply with Section 5.1;

               (c) to provide for uncertificated Debentures in addition to or in lieu of certificated Debentures;

               (d) to add to the covenants of the Company further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Debentures as herein set forth;

               (e) to make any change that does not adversely affect the legal rights hereunder of any Holder; or

               (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that, in each case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment complies with the provisions of this Section 9.1.

SECTION 9.2.         WITH CONSENT OF HOLDERS.

         Subject to the provisions of Sections 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Debentures with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures, and the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures; provided, however, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any Debentures held by a non-consenting Holder):

               (a) change the stated maturity of, or any installment of interest on, or waive a default in the payment of Principal of or interest on any Debenture;

               (b) reduce the principal amount of any Debenture or reduce the rate or extend the time of payment of interest on any Debenture;

               (c) increase the conversion price (other than in connection with a reverse stock split as provided in this Indenture);

               (d) change the place or currency of payment of Principal or repurchase price, if any, or interest on, any Debenture;

               (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture;

               (f) adversely affect the right to exchange or convert Debentures;

               (g) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the Holders of which is necessary to modify or amend this Indenture;

               (h) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

               (i) modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders;

               (j) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

               (k) modify the provisions of this Indenture with respect to the right to require the Company to repurchase Debentures in a manner adverse to the Holders; or

               (l) modify the provisions of this Indenture with respect to the vote necessary to amend this Section 9.2.

         To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

SECTION 9.3.         COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.         REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by such Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as such consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Debentures or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Debentures then outstanding has been obtained and not revoked.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (k) of
Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture that evidences the same debt as the consenting Holder's Debenture.

SECTION 9.5.         NOTATION ON OR EXCHANGE OF DEBENTURES.

         The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6.         TRUSTEE PROTECTED.

         The Trustee shall sign all supplemental indentures authorized by this Indenture, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental Indenture, the Trustee shall be entitled to receive an Officer's Certificate and Opinion of Counsel to the effect that such supplemental Indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms.

                                   ARTICLE 10.

                                   CONVERSION

SECTION 10.1.        CONVERSION PRIVILEGE.

         Each Holder may, at such Holder's option, at any time prior to the close of business on March 31, 2003, unless earlier redeemed or repurchased, convert such Holder's Debentures, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount so converted, into shares of the Common Stock of the Company at a conversion price per share equal to $9.00, as such conversion price may be adjusted from time to time in accordance with this Article 10 (the "Conversion Price").

SECTION 10.2.        CONVERSION PROCEDURE.

         To convert a Debenture, the Holder thereof must (1) complete and sign the conversion notice on the reverse of such Debenture, (2) surrender such Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent and (4) pay any transfer or similar tax if required by Section 10.6. The Company's delivery to the Holder of a fixed number of shares of Common Stock (and any cash in lieu of fractional shares of Common Stock into which such Debenture is converted) shall be deemed to satisfy the Company's obligation to pay the principal amount of such Debenture and, subject to Sections 3.4, 4.5(c) and 4.8(b) hereof, unless such Debenture is converted after a regular interest payment record date and prior to the related Interest Payment Date, all accrued interest that has not previously been paid. If such Debenture is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on such Debenture scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such record date. Moreover, if such Debenture is converted after delivery of a notice of redemption with respect to such Debenture, which notice provides for a redemption date after an Interest Payment Date and prior to the next regular interest payment record date, then notwithstanding such conversions, the interest installment on such Debenture scheduled to be paid on and through the date of redemption shall be payable on such redemption date to the last Holder of such Debenture.

         As promptly as practicable after the surrender of a Debenture in compliance with this Section 10.2, the Company shall issue and deliver at the office of the Registrar or the Conversion Agent to such Holder, or on such Holder's written order, a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of such Debenture in accordance with the provisions of this Article 10 and a check or cash in respect of any fractional share of Common Stock arising upon such conversion, as provided in Section 10.3. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, then, subject to Article 2, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

         Each conversion shall be deemed to have been effected on the date on which such Debenture shall have been surrendered in compliance with this Section 10.2, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby for all purposes; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name such certificate or certificates are to be issued as the holder of record of such shares for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Debenture shall have been surrendered.

         If the last day on which a Debenture may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Debenture may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of such Debenture.

SECTION 10.3.        CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

         No fractional shares of Common Stock of the Company or scrip representing fractional shares of the Company's Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the full number of whole shares of the Company's Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of the Company's Common Stock of the would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the Current Market Price of such Common Stock as of the close of business on the Business Day prior to such conversion.

SECTION 10.4.        ADJUSTMENT OF CONVERSION PRICE.

         (a) In the event that the Company shall (i) pay a dividend or other distribution, in shares of its Common Stock, on any class of Capital Stock of the Company or any Subsidiary which is not wholly owned by the Company, (ii) subdivide its outstanding Common Stock into a greater number of shares by any means or (iii) combine its outstanding Common Stock into a smaller number of shares, by any means, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company that such Holder would have owned or have been entitled to receive after the happening of such event had such Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 10.4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

         (b) In the event that the Company shall issue or distribute Capital Stock or issue rights, warrants or options or convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share on the date of issuance or distribution (provided that
(x) the issuance of Capital Stock upon the exercise of warrants or options or the conversion or exchange of convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such warrant or option or convertible or exchangeable security was issued and (y) the issuance of Common Stock of the Company to finance all or a portion of the cost of a business acquisition, which Common Stock is subject to transfer restrictions pursuant to Rule 144 under the Securities Act upon issuance will not cause an adjustment in the Conversion Price if such transfer restricted Common Stock is issued at a price per share not less than 80% of the Current Market Price of the Common Stock on the date of issuance), then at the earliest of (i) the date the Company shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of shareholders entitled to receive any such rights, warrants, options or convertible or exchangeable securities, if applicable, or (iii) the date of actual issuance or distribution of any such Capital Stock or rights, warrants, options or convertible or exchangeable securities, the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by:

         (x) if such Capital Stock is Common Stock other than Common Stock which is subject to transfer restrictions pursuant to Rule 144 under the Securities Act upon issuance and which is issued to finance all or a portion of the cost of a business acquisition, the fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (such amount, with respect to any such rights, warrants, options, or convertible or exchangeable securities, determined by multiplying the total number of shares subject thereto by the exercise, conversion or exchange price, as the case may be, of such rights, warrants, options or convertible or exchangeable securities and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such warrant, right, option or convertible or exchangeable securities;

         (y) if such Capital Stock is Common Stock which is subject to transfer restrictions pursuant to Rule 144 under the Securities Act upon issuance and which is issued to finance all or a portion of the cost of a business acquisition and such transfer restricted Common Stock is issued at a price per share less than 80% of the Current Market Price of the Common Stock on the date of issuance, the fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at 80% of such Current Market Price (such amount determined by dividing the total amount of the cost of such acquisition financed with Common Stock by 80% of such Current Market Price) and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be so issued; or

         (z) if such Capital Stock is other than Common Stock, the fraction whose numerator shall be the Current Market Price per share of Common Stock on such date minus an amount equal to (A) the sum of (I) the Current Market Price per share of such class of Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued minus (II) the offering price per share of such Capital Stock (such amount, with respect to any such rights, warrants, options or convertible or exchangeable securities being the exercise, conversion or exchange price thereof) multiplied by the number of shares of such class of Capital Stock to be so issued (B) divided by the number of shares of Common Stock outstanding on such date and whose denominator is the Current Market Price per share of the Common Stock on such date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants or options are issued or distributed at a price below the Current Market Price therefor (80% in the case of Common Stock covered by the preceding subparagraph (y)) as in effect on the date of issuance or distribution. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders to subscribe for or purchase shares of Capital Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Capital Stock so issued or distributed, there shall be taken into account any consideration received by the Company fur such Capital Stock, rights, warrants, options or convertible or exchangeable securities the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee. If any right, warrant, option or convertible or exchangeable securities to subscribe for, purchase, convert into or exchange for Capital Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (b), shall expire and shall not nave been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such right, warrant, option or convertible or exchangeable securities been made on the basis of offering for subscription, purchase, conversion or exchange only that number of shares of Capital Stock actually purchased upon the actual exercise of such right, warrant, option or convertible or exchangeable securities.

         (c) In the event that the Company shall pay or distribute, as a dividend or otherwise, to holders of any class of its Capital Stock generally or to holders of any class of Capital Stock of any Subsidiary of the Company which is not wholly owned by the Company assets, Properties or rights (including, without limitation, Capital Stock, evidences of indebtedness, cash or other securities, but excluding payments and distributions for which adjustment is made as described in Sections 10.4(a) and 10.4(b) above and further excluding cash dividends paid with respect to any calendar year within 180 days after the end of such calendar year and are not in excess of 50% of the Company's Consolidated Net Income with respect to such year, then in each such case the Conversion Price in effect immediately after the date of such payment or distribution shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction whose numerator shall be the Current Market Price of the Common Stock of the Company on the record date mentioned below less the Fair Market Value on such record date of the assets, Properties or rights so paid or distributed and whose denominator shall be the Current Market Price of the Common Stock of the Company on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such payment or distribution.

         (d) The provisions of this Section 10.4 shall similarly apply to all successive events of the type described in this Section 10.4. Notwithstanding anything contained herein to the contrary, however, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.4(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be and the Trustee shall be entitled to rely thereon. Anything in this Section 10.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 10.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this Article 10, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for such Common Stock, or carrying the right to purchase any of the foregoing.

         (e) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice of such adjustment of the conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail or cause to be mailed such notice to each Holder at his last address appearing on the Register.

         (f) Notwithstanding anything contained herein to the contrary, in any case in which this Section 10.4 provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock of the Company issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share of such Common Stock pursuant to Section 10.3 hereof.

SECTION 10.5.        EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

         In the event of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the Property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of securities or other Property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Register.

         Whenever a supplemental indenture is entered into as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth a brief statement of the facts requiring such supplemental indenture and warranting that such supplemental indenture complies with the provisions of this Indenture. Promptly after delivery of such Officers' Certificate, the Company shall mail or cause to be mailed notice of the execution of such supplemental indenture and the effective date thereof to each Holder, at his address appearing on the Register.

         The provisions of this Section 10.5 shall similarly apply to all successive events of the type described in this Section 10.5.

SECTION 10.6.        TAXES ON SHARES ISSUED.

         The issuance of a certificate or certificates on conversions of Debentures shall be made without charge to the Holders of such Debentures for any tax or charge in respect of the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer involved in the issue and delivery of a certificate or certificates in any name other than that of the Holders of such Debentures, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

SECTION 10.7. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS; LISTING OF COMMON STOCK.

         The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of its Common Stock to provide for the conversion of the Debentures that are outstanding from time to time.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock of the Company issuable upon conversion of Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of its Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of its Common Stock which may be issued upon conversion of Debentures will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that if any shares of its Common Stock issued or delivered upon conversion of Debentures hereunder require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such shares may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

SECTION 10.8.        RESPONSIBILITY OF TRUSTEE REQUIREMENTS.

         The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Conversion Price or other adjustment, or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making any such adjustment. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity, value, kind or amount of any item at any time issued or delivered upon the conversion of any Debenture, and neither the Trustee nor any other Conversion Agent makes any representations with respect thereto. Subject to Section 8.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any item upon the surrender of any Debenture for conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.5 hereof, but, subject to the provisions of Section 8.1 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate with respect thereto.

SECTION 10.9.  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

         In the event that:

         (a) the Company shall declare or authorize any event which could result in an adjustment in the Conversion Price under Section 10.4(a), 10.4(b) or 10.4(c) hereof or require the execution of a supplemental indenture under
Section 10.5 hereof; or

         (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of any class of its Capital Stock or any other rights, options or warrants, the reclassification of its Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall file or cause to be filed with the Trustee and shall mail or cause to be mailed to each Holder at his address appearing on the Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice prepared by the Company stating the date on which a record is to be taken for the purpose of determining the holders of outstanding shares of its Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding shares of its Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.1.        AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Debenture agrees, that the indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness. All provisions of this
Article 11 shall be subject to Section 11.13.

SECTION 11.2.        LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors or similar proceeding, whether voluntary or involuntary, relating to the Company or its property:

                     (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Holders shall be entitled to receive any payments of Principal or interest on the Debentures; and

                     (b) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article 11 shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Debentures; provided that no such default will prevent any payment on, or in respect of, the Debentures for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated.

         A distribution may consist of cash, securities or other property.

         The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors or similar proceeding for the purposes of this Section 11.2 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety,a s the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5 hereof.

SECTION 11.3. COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO DEBENTURES IN CERTAIN CIRCUMSTANCES.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all Principal thereof and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the Principal or interest on the Debentures or to acquire any of the Debentures.

         (b) Upon the happening of an event of default (or if any event of default would result upon any payment upon or with respect to Debentures) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity thereof, and, if the default is other than default in payment of the Principal or interest on or any other amount owing in respect of such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holders of Senior Indebtedness or their Representative, then, unless (i) such an event of default shall have been cured or waived or shall have ceased to exist or (ii) the Company and the Trustee receive written notice from the Representative of the Senior Indebtedness with respect to which such event of default relates approving payment on the Debentures, no payment shall be made by the Company with respect to the Principal or interest on the Debentures or to acquire any of the Debentures; provided that no such default will prevent any payment on, or in respect of, the Debentures for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated. Not more than one such 120 day delay may be made in any consecutive 360 day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

SECTION 11.4.        ACCELERATION OF DEBENTURES.

         If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.5.        WHEN DISTRIBUTION MUST BE PAID OVER.

         If a distribution is made to Holders that, because of this Article 11, should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 11.6.        NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of Principal of or interest on the Debentures to violate this Article 11.

SECTION 11.7.        SUBROGATION.

         After all Senior Indebtedness is paid in full and until the Debentures are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

SECTION 11.8.        RELATIVE RIGHTS.

         This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay Principal of and interest on the Debentures in accordance with their terms;

         (b) affect the relative rights of Holders and creditors of the Company, other than holders of Senior Indebtedness; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

         If the Company fails because of this Article 11 to pay Principal or interest on a Debenture on the due date, such failure shall nevertheless be deemed a Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures.

SECTION 11.9.        SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms of this Indenture.

SECTION 11.10.       DISTRIBUTION OF NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any.

SECTION 11.11.       RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Debentures and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Trust Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article 11 and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Article 7 hereof, and any agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

         Any deposit of moneys by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the Principal or interest on, or payment on account of a Change of Control or Net Worth Deficiency, if any, of, any Debentures shall be subject to the provisions of this Article 11, except that if, at least three Business Days prior to the date on which by the terms of this Indenture any such moneys may become payable for any purpose (including without limitation, the payment of Principal or interest on any Debenture), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 11.11, then the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or on or after such date. This Section 11.11 shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

         The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 11. The Trustee's responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article 11 and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to holders of Senior Indebtedness if it makes a payment prohibited by this
Article 11 in good faith.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12.       EFFECTUATION OF SUBORDINATION BY TRUSTEE.

         Each Holder of Debentures, by acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 11 and appoints the Trustee as such Holders' attorney-in-fact for any and all such purposes, including the execution of one or more inter-creditor agreements or subordination agreements in accordance with Section 11.14.

SECTION 11.13.       TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of Principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.


                                   ARTICLE 12.

                                  MISCELLANEOUS

SECTION 12.1.        TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.2.        NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

         if to the Company:

                                 777 South Flagler Drive
                                 West Palm Beach, Florida  33401
                                 Fax No. (407) 833-8391
                                 Attention: Chairman

         if to the Trustee:         40 Wall Street
                                    New York, New York 10005
                                    Fax. No. (718) 236-4588
                                    Attention:  Executive Vice President

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

SECTION 12.3.        COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.4.        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                     (b) at the Trustee's request, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5.        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION OF COUNSEL.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (a) a statement that the individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                    (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with; provided, however, that, with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may, upon the consent of the parties relying on such opinion, rely on an Officers' Certificate or certificates of public officials.

SECTION 12.6.        RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.        LEGAL HOLIDAYS.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at such place of payment on the next succeeding Business Day that is not a Legal Holiday, and no additional interest shall accrue for the intervening period.

SECTION 12.8.        NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation including with respect to any certificate delivered thereunder or hereunder. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release contained in this Section 12.8 are part of the consideration for the Company's issuance of the Debentures.

SECTION 12.9.        COUNTERPARTS.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10. GOVERNING LAW.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE DEBENTURES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 12.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12. SUCCESSORS.

         All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13. SEVERABILITY.

         In case any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                                            U.S. DIAGNOSTIC LABS INC.



                                            By:-----------------------------
                                                 Name:
                                                 Title:

Attest:

- ---------------------------------
Name:




                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                            By:-----------------------------
                                                 Name:
                                                 Title:


Attest:


- ---------------------------------
Name:

                                                                      EXHIBIT A

                               [Face of Debenture]

                            U.S. DIAGNOSTIC LABS INC.

                 9% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2003

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V) IN ACCORDANCE WITH ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                   [Institutional Accredited Investor Legend]

         IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.


                                                           CUSIP No. 90328Q AA 6

No.                                                       $
   --------------                                          --------------------

         U.S. DIAGNOSTIC LABS INC., a Delaware corporation, promises to pay to
- ---------------------------------- or registered assigns, the principal sum of
- ------------------------------ Dollars on March 31, 2003.

         Interest Payment Dates:  March 31 and September 30, commencing
                                  September 30, 1996.

         Record Dates:  March 15 and September 15.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:                                    U.S. DIAGNOSTIC LABS INC.


                                          By:
                                             -----------------------------
                                             Officer of the Company


                                            (SEAL)


                                          Attest:

                                          By:
                                             -----------------------------
                                             Secretary

Authentication:

This is one of the Debentures referred
to in the within-mentioned Indenture:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee


By:
   ------------------------------
    Authorized Signature

Dated:
      -------------

                                 [Reverse Side]


         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture, dated as of March 29, 1996 (the "Indenture"), as amended from time to time, between U.S. Diagnostic Labs Inc. (the "Company") and American Stock Transfer & Trust Company, as trustee (the "Trustee").

         1.          INTEREST.

                    (a) The Company shall pay interest on the outstanding principal amount of this Debenture at the rate of 9% per annum from April 3, 1996 until maturity. The Company will pay interest semi-annually on March 31 and September 30 of each year commencing September 30, 1996, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 3, 1996; provided, however, that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                    (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on
(i) overdue Principal at the rate borne by the Debentures; and (ii) overdue installments of interest at the same rate.

         2. METHOD OF PAYMENT. The Company will pay interest (except defaulted interest) on the Debentures to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the applicable Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Debentures will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest on the Global Security. Such payment shall be in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Debentures under the Indenture. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"), as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Debentures are general unsecured obligations of the Company limited to $57,500,000 in aggregate principal amount, subject to Section
2.7 of the Indenture.

         5. OPTIONAL REDEMPTION BY THE COMPANY. The Debentures are not subject to redemption at the option of the Company prior to March 31, 1999. On or after March 31, 1999, the Debentures will be redeemable at any time prior to maturity at the option of the Company, in whole or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below:

                   AFTER MARCH 31,           PERCENTAGE

                       1999                  105.00%
                       2000                  103.67
                       2001                  101.33
                       2002                  100.00

In each case together with accrued but unpaid interest, if any, to the redemption date.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions with respect to the Debentures.

         7. REDEMPTION AT THE OPTION OF HOLDER.

         (a) Upon a Change of Control, the Company shall offer to repurchase all then outstanding Debentures (at each Holder's option) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date, if any. Within 30 days after a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of such Holder's Debentures, at such Holder's discretion, by completing the form entitled "Option of Holder to Elect Repurchase" below and delivering such form, together with the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Trustee. Any partial tender of Debentures must be in an integral multiple of $1,000.

         (b) If, at any time or from time to time, the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a "Deficiency Date") is less than $18.0 million, then the Company shall, in each such event, offer to repurchase up to 12.5% of the aggregate principal amount of Debentures originally issued (or such lesser amount as may be outstanding at the time notice of such deficiency is sent) (the "Deficiency Repurchase Amount") at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued but unpaid interest to the date of repurchase. The failure to have a Consolidated Net Worth of at least $18.0 million at the end of any fiscal quarter shall not be counted towards more than one Deficiency Offer. Within 50 days after each Deficiency Date (100 days if a Deficiency Date is also the end of the Company's fiscal year), the Company shall mail a notice to each Holder setting forth the procedures governing the Deficiency Offer as required by the Indenture. A Holder of Debentures may tender or refrain from tendering all or any portion of such Holder's Debentures at such Holder's discretion by completing the form entitled "Option of Holder to Elect Repurchase" below and delivering such form, together with the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Trustee prior to the expiration of the Deficiency Offer. Any partial tender of Debentures must be in an integral multiple of $1,000. If the aggregate principal amount of Debentures delivered for repurchase pursuant to any Deficiency Offer exceeds the Deficiency Repurchase Amount, the Debentures to be repurchased shall be selected pro rata (in $1,000 increments only) among the Debentures delivered based on the relative principal amounts of Debentures owned by the Holders delivering Debentures for repurchase.

         The Company may credit against the principal amount of Debentures to be repurchased in any Deficiency Offer 100% of the principal amount (excluding premium) of Debentures acquired by the Company subsequent to a Deficiency Date and prior to the related Deficiency Repurchase Date through purchase (other than pursuant to the provisions contained in paragraph 7(a) hereof), optional redemption, conversion or exchange and surrendered for cancellation.

         8. CONVERSION.

         To convert a Debenture, the Holder thereof must (i) complete and sign the conversion notice below, (ii) surrender such Debenture to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent and (iv) pay any transfer or similar tax if required by Section 10.6 of the Indenture. No fractional shares of the Company's Common Stock will be issued upon conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fractional share which would otherwise be issuable upon conversion. A Holder is not entitled to any rights of a holder of Common Stock of the Company until such Holder has converted its Debentures into shares of Common Stock of the Company as provided in the Indenture.

         9. SUBORDINATION. The Debentures are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Debentures may be paid. The Company agrees, and each Holder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Debentures as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Definitive Security (or portion thereof selected for redemption). Also, it need not exchange or register the transfer of any Debentures during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase Debentures or the 15 day period preceding an Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Debentures may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, and any existing Default (except a payment default) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder, (ii) provide for uncertificated Debentures in addition to or in lieu of certificated Debentures, (iii) comply with Sections 5.1 and 10.5 of the Indenture, (iv) make any change that does not adversely affect the rights of any Holder, or (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

         13. DEFAULTS AND REMEDIES. Events of Default include: (a) failure to pay Principal of any Debenture when due and payable at maturity, upon redemption, upon a Change of Control Offer, Deficiency Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Debenture when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform the other covenants of the Company in the Indenture, which failure continues for 60 days after written notice as provided in the Indenture; (d) failure to pay when due Principal of and/or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $1,000,000, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may accelerate the maturity of all Debentures, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release contained in Article 12 of the Indenture are part of the consideration for the Company's issuance of the Debentures.

         16. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                          U.S. Diagnostic Labs Inc.
                          777 South Flagler Drive
                          West Palm Beach, FL  33401
                          Attn:  Chairman

                    SCHEDULE OF EXCHANGES OF GLOBAL SECURITY
                            FOR DEFINITIVE SECURITIES


         The following exchanges of this Global Security for Definitive Securities have been made:


                          Amount of                                           Principal Amount          Signature of
                          decrease in               Amount of increase        of this Global            authorized officer
                          Principal Amount          in Principal              Security following        of Trustee or
                          of this Global            Amount of this            such decrease or          Debentures
Date of Exchange          Security                  Global Security           increase)                 Custodian
- --------------------------------------------------------------------------------------------------------------------------------



                           FORM OF ELECTION TO CONVERT


         I (we) hereby irrevocably exercise the option to convert this Debenture, or the portion below designated, into shares of Common Stock of U.S. DIAGNOSTIC LABS INC. in accordance with the terms of the Indenture referred to in this Debenture, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Portion of this Debenture
to be converted (if partial
conversion, $1,000 or an
integral multiple thereof):         $
                                     -----------------------


If shares of Common Stock are to be issued and registered in the name of a Person other than the undersigned, please print the name and address, including zip code, and social security or other taxpayer identification number of such Person below.


                                     ------------------------------

                                     ------------------------------

                                     ------------------------------


Your Name:
          ----------------------------------
          (exactly as your name appears
           on the face of this Debenture)


By:
   --------------------------------------

Title:
      -----------------------------------

Date:
     ------------------------------------

                                 ASSIGNMENT FORM

    To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

- --------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                                    agent
                        --------------------------------------------------
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------

                       Your Name:
                                  ---------------------------------
                                     (exactly as your name appears
                                      on the face of this Debenture)

                       By:
                           -----------------------------------------

                       Title:
                             ---------------------------------------

                       Date:
                            ----------------------------------------


Signature Guaranteed:



By:
   -------------------------
This signature shall be guaranteed by an
eligible guarantor institution (a bank
or trust company having an office or
correspondent in the United States or a
broker or dealer which is a member of a
registered securities exchange or the
National Association of Securities Dealers,
Inc.) with membership in an approved
signature guaranty medallion program pursuant
to SEC Rule 17Ad-15.


                             ======================

          [THE FOLLOWING IS APPLICABLE ONLY IF A RESTRICTED SECURITIES
                 LEGEND APPEARS ON THE FACT OF THIS DEBENTURE]

         In connection with any transfer or exchange of any of the Debentures evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Debentures and the last date, if any, on which such Debentures were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Debentures are being:

                            [CONTINUED ON NEXT PAGE]

CHECK ONE BOX BELOW:

|_|    (1)    acquired for the undersigned's own account, without transfer
              (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture; or

|_|    (2)    transferred to the Company; or

|_|    (3)    transferred pursuant to and in compliance with Rule 144A under the
              Securities Act of 1933; or

|_|    (4)    transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

|_|    (5)    transferred to an institutional "accredited investor"
              (as defined in Rule 501(a)(1), (2), (3) or (7) under the
              Securities Act of 1933), that has furnished to the Company and the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

|_|    (6)    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Company, Trustee or Registrar may require, prior to registering any such transfer of the Debentures, in their sole discretion, such legal opinions, certifications and other information as the Company, Trustee or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, including but not limited to the exemption provided by Rule 144 under such Act.


                                            Your Name:
                                                       ------------------------
                                                  (exactly as your name appears
                                                  on the face of this Debenture)


                                            By:
                                                -------------------------------

                                            Title:
                                                  -----------------------------

                                            Date:
                                                  -----------------------------
Signature Guaranteed:

By:
   -------------------------------------
This signature shall be guaranteed by an
eligible guarantor institution (a bank
or trust company having an office or
correspondent in the United States or a
broker or dealer which is a member of a
registered securities exchange or the
National Association of Securities Dealers,
Inc.) with membership in an approved
signature guaranty medallion program
pursuant to SEC Rule 17Ad-15.

                      OPTION OF HOLDER TO ELECT REPURCHASE

         1. If you want to elect to have all or any part of this Debenture repurchased by the Company pursuant to Article IV of the Indenture (in connection with a Change of Control Offer or Deficiency Offer), state the amount you elect to have repurchased (if all, write "ALL"): $
                                                        --------------- .



                                            Your Name:
                                                       ------------------------
                                                 (exactly as your name appears
                                                  on the face of this Debenture)


                                            By:
                                                -------------------------------

                                            Title:
                                                  -----------------------------

                                            Date:
                                                 ------------------------------

Signature Guaranteed:



By:
   ------------------------------------
This signature shall be guaranteed by an
eligible guarantor institution (a bank
or trust company having an office or
correspondent in the United States or a
broker or dealer which is a member of a
registered securities exchange or the
National Association of Securities Dealers,
Inc.) with membership in an approved
signature guaranty medallion program
pursuant to SEC Rule 17Ad-15.

                                    EXHIBIT B

                       TRANSFEREE LETTER OF REPRESENTATION



U.S. Diagnostic Labs Inc.
c/o American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005

Dear Sirs:

         This Certificate is delivered to request a transfer of $___________ principal amount of the 9% Subordinated Convertible Debentures due 2003 (the
"Debentures") of U.S. Diagnostic Labs Inc. (the "Company").

         Upon transfer, the Debentures would be registered in the name of the new beneficial owner as follows:

         Name:
               -----------------------------------------

         Address:
                 ---------------------------------------

         Taxpayer ID Number:
                            ----------------------------

         The undersigned represents and warrant to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Debentures not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risk of our investment in the Debentures and invest in or purchase securities similar to the Debentures in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Debentures have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Debentures to offer, sell or otherwise transfer such Debentures prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Debentures (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Debentures of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Debentures is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Debentures for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, Trustee and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Debentures pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company, Trustee and Registrar.



                                    TRANSFEREE:
                                                -------------------------------

                                    BY:
                                        ---------------------------------------




                                       B-2